                                                                   EXHIBIT 99.11

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of AT&T Wireless Services, Inc., a Delaware corporation ("the Company"), in any amendments to the Company's Registration Statement on Form S-1 (File No. 333-59174) filed on April 18, 2001 or in any amendments to the Company's Registration Statement on Form S-1 (File No. 333-60472) filed on May 8, 2001.

                                          /s/ Barry A. Rand
                                          -------------------
                                          Name: Barry A. Rand

Dated: June 18, 2001